Exhibit 4.66
SUPPLEMENTAL INDENTURE, dated as of October 19, 2021 (this “Supplemental Indenture”), by and among Scientific Games International, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the indenture referred to herein), SGP Holdco, Inc., a Delaware corporation (the “Additional Guarantor”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee, collateral agent, registrar and transfer agent (the “Trustee”).
WHEREAS, the Company, the original Guarantors, the Trustee and Deutsche Bank AG, London Branch, as paying agent, executed an Indenture, dated as of February 14, 2018, as amended and supplemented (the “Indenture”), relating to the Company’s 3.375% Senior Secured Notes due 2026;
WHEREAS, under certain circumstances, Section 10.17 of the Indenture requires the Company to cause each of the Company’s Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture and thereby become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Ten of the Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, except as otherwise defined herein in this Supplemental Indenture, capitalized terms used in this Supplemental Indenture have the meanings specified in the Indenture;
NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:
ARTICLE ONE

AMENDMENT
Section 1.01.  Amendment.  The Additional Guarantor hereby agrees to become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Ten of the Indenture.
ARTICLE TWO

MISCELLANEOUS PROVISIONS
Section 2.01.  Indenture.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.
Section 2.02.  Trustee’s Disclaimer.  The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Additional Guarantor.
Section 2.03.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 2.04.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of them together shall represent the same agreement.
Section 2.05.  Headings.  The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.
(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Company:

SCIENTIFIC GAMES INTERNATIONAL, INC.

By:	/s/ Patrick J. McHugh
	Name:	Patrick J. McHugh
	Title:	President and Chief Executive Officer,
Secretary and Treasurer

Additional Guarantor:

SGP HOLDCO, INC.

By:	/s/ Patrick J. McHugh
	Name:	Patrick J. McHugh
	Title:	President, Secretary and Treasurer

Existing Guarantors:

SCIENTIFIC GAMES CORPORATION

By:	/s/ Constance P. James
	Name:	Constance P. James
	Title:	Executive Vice President, Chief Financial
Officer, Treasurer and Corporate Secretary
[Signature Page to Supplemental Indenture – 2026 Euro Secured Notes]

SG GAMING, INC.

By:	/s/ Matthew Wilson
	Name:	Matthew Wilson
	Title:	President, Treasurer and Secretary

SG GAMING NORTH AMERICA, INC.

By:	/s/ Patrick J. McHugh
	Name:	Patrick J. McHugh
	Title:	President

DON BEST SPORTS CORPORATION

By:	/s/ Jordan Levin
	Name:	Jordan Levin
	Title:	President, Treasurer and Secretary

MDI ENTERTAINMENT, LLC

By:	Scientific Games International, Inc., its sole member/manager

By:	/s/ Patrick J. McHugh
	Name:	Patrick J. McHugh
	Title:	President and Chief Executive Officer,
Secretary and Treasurer

SCIENTIFIC GAMES NEW JERSEY, LLC

By:	Scientific Games International, Inc., its sole member/manager

By:	/s/ Patrick J. McHugh
	Name:	Patrick J. McHugh
	Title:	President and Chief Executive Officer,
Secretary and Treasurer

[Signature Page to Supplemental Indenture – 2026 Euro Secured Notes]

NYX DIGITAL GAMING (USA), LLC

By:	Scientific Games Corporation, its sole member

By:	/s/ Constance P. James
	Name:	Constance P. James
	Title:	Executive Vice President, Chief Financial
Officer, Treasurer and Corporate Secretary

SCIENTIFIC GAMES, INC.

By:	/s/ Patrick J. McHugh
	Name:	Patrick J. McHugh
	Title:	President, Secretary and Treasurer

SCIENTIFIC GAMES PRODUCTS, LLC

By:	SGP Holdco, Inc., its sole member

By:	/s/ Patrick J. McHugh
	Name:	Patrick J. McHugh
	Title:	President, Secretary and Treasurer
[Signature Page to Supplemental Indenture – 2026 Euro Secured Notes]

Trustee:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Chris Niesz
Printed Name:	Chris Niesz
Its: Authorized Signatory

By:	/s/ Sebastian Hidalgo
Printed Name:	Sebastian Hidalgo
Its: Authorized Signatory
[Signature Page to Supplemental Indenture – 2026 Euro Secured Notes]